Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

▪	Registration Statement (Form S-4 No. 333-215861) of Castlight Health, Inc., and

▪	Registration Statements (Form S-8 Nos. 333-194566 and 333-202701) pertaining to employee benefit plans of Castlight Health, Inc.;

of our report dated March 1, 2017, with respect to the consolidated financial statements of Castlight Health, Inc. included in this Annual Report (Form 10-K) of Castlight Health, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

San Francisco, California
March 1, 2017